UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

U.S. GLOBAL INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-13928	74-1598370
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Callaghan Road, San Antonio, Texas	78229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 210-308-1234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

U.S. Global Investors, Inc. announced on June 30, 2014 that it has closed on its purchase of an additional fifteen percent (15%) interest in Galileo Global Equity Advisors, Inc. (“Galileo”), bringing U.S. Global’s ownership, through its wholly-owned subsidiary, U.S. Global Investors (Canada) Ltd. to approximately sixty-five percent (65%) of the issued and outstanding shares of Galileo. A copy of the press release is attached and being furnished as Exhibit 99.1.

The information in this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing made by the U.S. Global Investors, Inc. pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

By filing this report on Form 8-K and furnishing this information, U.S. Global Investors, Inc. makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

U.S. Global Investors, Inc. undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release issued by U.S. Global Investors, Inc. dated June 30, 2014, reporting the agreement to purchase additional fifteen percent (15%) of Galileo Equity Advisors, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Global Investors, Inc.

	By:	/s/ Susan B. McGee
Susan B. McGee
President/General Counsel

Dated: July 1, 2014